EXHIBIT 10.53
                          AGREEMENT AND PLAN OF MERGER
                             (Employee Partnerships)


         THIS AGREEMENT AND PLAN OF MERGER dated as of November 28, 2000, to be effective as of the Closing Date (as defined below) (this "Merger Agreement"), is entered into by and among Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), Pioneer Natural Resources USA, Inc., a Delaware corporation and wholly-owned subsidiary of Pioneer ("Pioneer USA"), and each of the Texas limited partnerships referred to below (the "Partnerships").

                                    RECITALS:

         A. Pioneer USA is the sole general partner of each of the following
            Partnerships:

            Parker & Parsley Employees Producing Properties 87-A,Ltd.    P&P Employees 90-B Conv., L.P.
            Parker & Parsley Employees Producing Properties 87-B,Ltd.    P&P Employees 90-C Conv., L.P.
            P&P Employees Producing Properties 88-A, L.P.                P&P Employees Private 90, L.P.
            P&P Employees 89-A Conv., L.P.                               P&P Employees 90 Spraberry Private Development, L.P.
            P&P Employees 89-B Conv., L.P.                               P&P Employees 91-A Conv., L.P.
            P&P Employees Private 89, L.P.                               P&P Employees 91-B Conv., L.P.
            P&P Employees 90-A Conv., L.P.

         B. The board of directors of each of Pioneer and Pioneer USA has determined that it is in the best interests of Pioneer and Pioneer USA to merge each of the Partnerships with and into Pioneer USA and such board of directors has approved the mergers referred to below, upon the terms and subject to the conditions contained herein.

         C. Pioneer USA intends to solicit the vote of the limited partners of each Partnership holding at least a majority (or with respect to Parker & Parsley Employees Producing Properties 87-A, Ltd., Parker & Parsley Employees Producing Properties 87-B, Ltd. and P&P Employees Producing Properties 88-A, L.P. (the "Super-Majority Partnerships"), at least 75%) of the outstanding partnership interests of such Partnership to approve the merger for such Partnership. Subject to certain limitations, upon consummation of the mergers, the partners, other than Pioneer USA, will have the right to receive an amount of cash.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGERS

         1.1 Mergers. At the Effective Time (as defined in Section 1.4), each Partnership shall be merged with and into Pioneer USA, the separate existence of such Partnership shall cease, and Pioneer USA, as the surviving corporation, shall continue to exist by virtue of and shall be governed by the laws of the State of Delaware.

         1.2 Merger Values and Cash Offered. (a) At the Effective Time, by virtue of the mergers and without any action on the part of Pioneer USA or the other partners, each partnership interest outstanding immediately prior thereto shall be converted into the right to receive a portion of the amount of cash allocated to the respective Partnership, which portion shall be determined in accordance with the merger value assigned to the Partnership pursuant to the procedures set forth in the Proxy Statement (as defined in Section 4.2) and the procedures set forth in such Partnership's partnership agreement for allocating liquidation distributions. The merger value assigned to each Partnership and the amount of cash offered to the limited partners in such Partnership pursuant to the merger of such Partnership are set forth on Exhibit A hereto opposite the name of such Partnership. The merger values will not be adjusted as of the Closing Date.

         (b) All partnership interests, when converted into the right to receive cash, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such partnership interests shall cease to have any rights with respect thereto, except the right to receive the amount of cash to be delivered in consideration therefor.

         (c) The partnership interests, whether general or limited, in the participating partnerships held directly or indirectly by Pioneer USA shall be cancelled without any consideration being received therefor; provided, however, that as a result of the mergers, Pioneer USA will acquire 100% of the properties of the participating partnerships, including properties attributable to its partnership interests in those partnerships.

         1.3 Closing. The closing of the mergers (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, as soon as practicable after the fulfillment of the conditions referred to in Article 4, or at such other time and place as the parties shall agree (the date of such Closing being the "Closing Date").

         1.4 Effective Time of Mergers. Upon satisfaction of the conditions set forth in Article 4 hereof and as soon as practicable after the Closing, this Merger Agreement, or a certificate of merger setting forth the information required by, and otherwise in compliance with, Section 263 of the General Corporation Law of the State of Delaware (the "DGCL") with respect to the mergers, shall be delivered for filing with the Secretary of State of the State of Delaware. At such time, a certificate of merger with respect to the mergers setting forth the information required by, and otherwise in compliance with,
Section 2.11 the Revised Limited Partnership Act of the State of Texas (the "TRLPA") shall be delivered for filing with the Secretary of State of the State of Texas. The mergers shall become effective upon the later of (a) the day and at the time the Secretary of State of the State of Delaware files this Merger Agreement or certificate of merger in compliance with Section 263 of the DGCL, and (b) the day and at the time the Secretary of State of the State of Texas files such certificate of merger in compliance with Section 2.11 of the TRLPA (the time of such effectiveness is herein called the "Effective Time"). Notwithstanding the foregoing, by action of its board of directors, either Pioneer or Pioneer USA, in its individual capacity or as the sole general partner of the Partnerships, may terminate this Merger Agreement at any time prior to the earlier of (a) the filing of this Merger Agreement or the certificate of merger with respect to the mergers in compliance with Section 263 of the DGCL with the Secretary of State of the State of Delaware and (b) the filing of the certificate of merger with respect to the mergers in compliance with Section 2.11 of the TRLPA with Secretary of State of the State of Texas.

         1.5 Effects of Mergers. At the Effective Time, Pioneer USA, without further action, as provided by the laws of the State of Delaware and the State of Texas, shall succeed to and possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, of the Partnerships; and all property, real, personal and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to the Partnerships shall be deemed to be vested in Pioneer USA without further act or deed; and the title to any real estate, or any interest therein, vested in Pioneer USA or the Partnerships shall not revert or be in any way impaired by reason of the mergers. Such transfer to and vesting in Pioneer USA shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision in any contract, agreement, decree, order, or other instrument to which Pioneer USA or the Partnerships is a party or by which either of them is bound. At and after the Effective Time, Pioneer USA shall be responsible and liable for all debts, liabilities, and duties of the Partnerships, including franchise taxes, if any, which may be enforced against Pioneer USA to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of the Partnerships or Pioneer USA shall be impaired by the mergers.

         1.6 Certificate of Incorporation and Bylaws. The certificate of incorporation of Pioneer USA before the mergers shall be and remain the certificate of incorporation of Pioneer USA after the Effective Time, until the same shall thereafter be altered, amended, or repealed in accordance with law and Pioneer USA's certificate of incorporation. The bylaws of Pioneer USA as in effect at the Effective Time shall be and remain the bylaws of Pioneer USA, as the surviving corporation, until the same shall thereafter be altered, amended, or repealed in accordance with law, Pioneer USA's certificate of incorporation, or such bylaws.

         1.7 Pioneer USA Common Stock. At the Effective Time, each outstanding share of common stock of Pioneer USA shall remain outstanding and shall continue to represent one share of common stock of Pioneer USA.

         1.8 Officers and Directors. At the Effective Time, each of the persons who was serving as an officer of Pioneer USA immediately prior to the Effective Time shall continue to be an officer of Pioneer USA and shall continue to serve in such capacity at the pleasure of the board of directors of Pioneer USA or, if earlier, until their respective death or resignation. At the Effective Time, each of the persons who was serving as a director of Pioneer USA immediately prior to the Effective Time shall continue to be a director of Pioneer USA, and each shall serve in such capacity until the next annual meeting of stockholders of Pioneer USA and until his or her successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.

         1.9  Exchange of Partnership Interests for Cash.

         (a) Pioneer USA shall mail checks to the partners of record, other than Pioneer USA, promptly following the Closing Date in payment of the merger consideration. Limited partners of participating partnerships will not be required to surrender partnership interest certificates to receive the cash payment.

         (b) After the Closing Date, there shall not be any further registration of transfers on the transfer books of the Partnerships of the partnership interests that were issued and outstanding immediately before the Closing Date and were converted into the right to receive cash. If, after the Closing Date, certificates representing partnership interests of participating partnerships are presented, they shall be exchanged for cash, all as provided in this Article.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1  Representations  and  Warranties  of  Partnerships.   Each  of the
Partnerships hereby represents and warrants to Pioneer and Pioneer USA as follows:

         (a) Formation; Qualification. Such Partnership is a limited partnership duly formed under the TRLPA and is validly existing and in good standing under the laws of the State of Texas. Such Partnership has all requisite partnership power and authority to own, operate or lease its properties and to carry on its business as now being conducted. Such Partnership is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary.

         (b) Capitalization. All of the outstanding partnership interests of such Partnership are duly authorized, validly issued, free of preemptive rights and nonassessable. Except as described in the Proxy Statement, there are no outstanding subscriptions, options or other arrangements or commitments obligating such Partnership to issue any additional partnership interests.

         (c) No Conflicts. Assuming this Merger Agreement is approved by the requisite vote of the limited partners, consummation of the transactions contemplated hereby and compliance with the terms and provisions of this Merger Agreement will not conflict with, result in a breach of, require notice under or constitute a default under any material judgment, order, injunction, decree or ruling of any court or governmental authority or under any material agreement, indenture or instrument to which such Partnership is a party.

         (d) Authority, Authorization and Enforceability. Such Partnership has all requisite power and authority to enter into and perform the provisions of this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of such Partnership other than the approval of the limited partners. Subject to such approval, this Merger Agreement has been duly executed and delivered by such Partnership and constitutes a valid and binding obligation of such Partnership enforceable in accordance with its terms.

         (e) Accuracy of Information. None of the information supplied or to be supplied by such Partnership for inclusion in the Proxy Statement, as amended or supplemented, will, at the time of the mailing of the Proxy Statement, the time of the special meetings of the limited partners of the Partnerships (the "Special Meetings") or the Closing Date, be false or misleading with respect to any material fact, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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



         2.2 Representations and Warranties of Pioneer and Pioneer USA. Pioneer and Pioneer USA hereby represent and warrant to the Partnerships as follows:

         (a) Organization; Qualification. Each of Pioneer and Pioneer USA is a corporation duly formed under the DGCL and is validly existing and in good standing under the laws of the State of Delaware. Each of Pioneer and Pioneer USA has all requisite corporate power and authority to own, operate or lease its properties and to carry on its business as now being conducted. Each of Pioneer and Pioneer USA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary.

         (b) No Conflicts. Consummation of the transactions contemplated hereby and compliance with the terms and provisions of this Merger Agreement will not conflict with, result in a breach of, require notice under or constitute a default under any material judgment, order, injunction, decree or ruling of any court or governmental authority or under any material agreement, indenture or instrument to which Pioneer or Pioneer USA is a party.

         (c) Authority, Authorization and Enforceability. Each of Pioneer and Pioneer USA has all requisite corporate power and authority to execute and deliver this Merger Agreement and to perform the provisions of this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Pioneer and Pioneer
USA. This Merger Agreement has been duly executed and delivered by each of Pioneer and Pioneer USA and constitutes a valid and binding obligation of each of Pioneer and Pioneer USA enforceable in accordance with its terms.

         (d) Accuracy of Information. None of the information supplied or to be supplied by each of Pioneer and Pioneer USA for inclusion in the Proxy Statement, as amended or supplemented, will, at the time of the mailing of the Proxy Statement, the time of the Special Meetings or the Closing Date, be false or misleading with respect to any material fact, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) Capacity as General Partner. Pioneer USA is the sole general partner of each of the Partnerships.


                                    ARTICLE 3
                         CONDITIONS PRECEDENT TO MERGERS

         3.1 Conditions to Each Party's Obligations to Effect the Mergers. The respective obligations of each party to effect the mergers shall be subject to the fulfillment (or waiver in whole or in part by the intended beneficiary thereof in its sole discretion) at or prior to the Closing Date of the following conditions:

         (a) This Merger Agreement, an amendment to the partnership agreements to permit the mergers (the "Merger Amendment"), the selection of special counsel for the limited partners and that counsel's legal opinion referred to in Section 3.1(b) shall have been approved by the limited partners holding at least a majority (or, with respect to the Super-Majority Partnerships, at least 75%) of the outstanding limited partnership interests voting in person or by proxy at the Special Meetings at which a quorum is present, with respect to each merger.

         (b) The receipt, on or prior to the Closing Date, by Pioneer USA of the opinion of special legal counsel for the limited partners pursuant to the partnership agreements of the Partnerships.

         (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the mergers and the transactions related thereto.

         (d) No suit, action or proceeding shall have been filed or otherwise be pending against Pioneer, Pioneer USA or any officer, director or affiliate of Pioneer or Pioneer USA challenging the legality or any aspect of the mergers or the transactions related thereto.

         (e) The parties to the mergers having made all filings and registrations with, and notifications to, all third parties, including, without limitation, lenders and all appropriate regulatory authorities, required for consummation of the transactions contemplated by this Merger Agreement (other than the filing and recordation of appropriate merger documents required by the DGCL and the TRLPA), and all approvals and authorizations and consents of all third parties, including, without limitation, lenders and all regulatory authorities, required for consummation of the transactions contemplated by this Merger Agreement shall have been received and shall be in full force and effect, except for such filings, registrations, notifications, approvals, authorizations and consents, the failure of which to make or obtain would not have a material adverse effect on the business or financial condition of Pioneer, Pioneer USA or the Partnerships.

         (f) The absence of any opinion of counsel that the exercise by the limited partners of the right to approve the mergers is not permitted under applicable state law.

         3.2 Conditions to Obligations of Pioneer and Pioneer USA to Effect the Mergers. The obligations of Pioneer and Pioneer USA to effect the mergers shall be subject to the fulfillment (or waiver in whole or in part by the intended beneficiary thereof in its sole discretion), at or prior to the Closing Date, of the following additional conditions:

         (a) Each of the Partnerships shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed at or prior to the Closing Date.

         (b) The representations and warranties of each of the Partnerships contained in this Merger Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time unless they relate to another specified time.

         3.3 Conditions to Obligations of the Partnerships to Effect the Mergers. The obligations of each of the Partnerships to effect its respective merger shall be subject to the fulfillment (or waiver in whole or in part by the intended beneficiary thereof in its sole discretion) at or prior to the Closing Date of the following additional conditions:

         (a) Each of Pioneer and Pioneer USA shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed at or prior to the Closing Date.

         (b) The representations and warranties of each of Pioneer and Pioneer USA contained in this Merger Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time unless they relate to another specific time.


                                    ARTICLE 4
                              ADDITIONAL AGREEMENTS

         4.1 Conduct of Business Pending the Mergers. Each of the Partnerships covenants and agrees that, between the date of this Merger Agreement and the Closing Date, unless the other parties shall otherwise agree in writing or as otherwise contemplated in this Merger Agreement, they shall conduct their respective businesses only in the ordinary course of business and in a manner consistent with past practice, and they shall not take any action except for actions consistent with such practice. Each of the Partnerships shall use their respective reasonable best efforts to preserve intact the business organization of the Partnerships, to keep available the services of the present officers, employees and consultants of the Partnerships, and to preserve their relationships with customers, suppliers and other persons with which they have significant business dealings.

         4.2 Special Meetings; Proxies. As soon as reasonably practicable after the execution of this Merger Agreement, Pioneer USA will take all action necessary to duly call, give notice of, convene and hold the Special Meetings to consider and vote upon approval of this Merger Agreement, the Merger Amendment, the selection of special legal counsel for the limited partners, that counsel's legal opinion referred to in Section 3.1(b) and the transactions contemplated hereby and thereby. Pioneer USA will use its reasonable best efforts to cause a proxy statement (the "Proxy Statement") to be mailed to the limited partners as soon as practicable to solicit from the limited partners proxies in favor of this Merger Agreement, the Merger Amendment, the selection of special legal counsel for the limited partners, that counsel's legal opinion referred to in
Section 3.1(b) and the transactions contemplated hereby and thereby, and to take all other action necessary or advisable to secure any vote or consent of the limited partners required by the partnership agreements of the Partnerships or this Merger Agreement or applicable law to effect the mergers.

         4.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable commercial efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable commercial efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Merger Agreement.


                                    ARTICLE 5
                                   TERMINATION

         5.1 Termination. This Merger Agreement may be terminated and the mergers contemplated hereby may be abandoned, in whole or in part, with respect to any or all of the partnerships at any time prior to the Effective Time, whether before or after approval of the mergers by the limited partners:

         (a)    By mutual written consent of the parties;

         (b)    By any party, if:

                (i) there shall be any applicable law, rule or regulation that makes consummation of the mergers illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the mergers is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

                (ii) at the Special Meetings or at any adjournment or postponement thereof, the limited partners' approval referred to in Section 3.1(a) shall not have been obtained by reason of the failure to obtain the requisite vote; or

                (iii) there shall be any pending suit, action or proceeding filed against Pioneer, Pioneer USA, any of the Partnerships or any officer, director or affiliate of Pioneer or Pioneer USA challenging the legality or any aspect of the mergers or the transactions related thereto;

         (c) By Pioneer, if Pioneer USA or any Partnership shall have failed to perform its agreements and covenants contained herein, which failure has a material adverse effect on Pioneer USA or such Partnership, as the case may be, or materially and adversely affects the transactions contemplated by this Merger Agreement;

         (d) By Pioneer USA or any of the Partnerships with respect to the Partnership's merger, if Pioneer shall have failed to perform its agreements and covenants contained herein, which failure has a material adverse effect on Pioneer USA or that Partnership, as the case may be, or materially and adversely affects the transactions contemplated by this Merger Agreement;

         (e) By Pioneer or Pioneer USA, pursuant to Section 1.4 hereof;

         (f) By Pioneer USA, if Pioneer USA, after considering the written advice of legal counsel, determines in good faith that termination of this Merger Agreement is required for Pioneer USA's board of directors to comply with its fiduciary duties to its sole stockholder or to the Partnerships imposed by applicable law; or

         (g) By Pioneer, if there shall have occurred any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect (i) on any Partnership's business, operations, properties (taken as a whole), condition (financial or otherwise), results of operations, assets (taken as a whole), liabilities, cash flows or prospects, or (ii) on market prices for oil and gas prevailing generally in the oil and gas industry since the date of determination of the oil and gas commodity prices used in the determination of the merger values.

         5.2 Effect of Termination. In the event of termination of this Merger Agreement by a party as provided in Section 5.1, written notice thereof shall promptly be given to the other party and this Merger Agreement shall forthwith terminate without further action by either of the parties hereto. If this Merger Agreement is terminated as provided, however, there shall be no liabilities or obligations hereunder on the part of any party hereto except as provided in
Section 6.13 and except that nothing herein shall relieve any party hereto from liability for any breach of this Merger Agreement.


                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Headings. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         6.2 Amendment. This Merger Agreement may be supplemented, amended or modified by an instrument in writing signed by Pioneer and Pioneer USA (on behalf of itself and as (a) general partner and (b) attorney-in-fact for the limited partners) at any time prior to the Closing Date; provided, however, that after approval by the limited partners of this Merger Agreement, the Merger Amendment, the selection of special legal counsel for the limited partners and that counsel's legal opinion referred to in Section 3.1(b), no amendment may be made which would change the type or amount of, or the method for determining, the consideration to be received upon consummation of the mergers or which would in any other way materially and adversely affect the rights of such limited partners (other than a termination of this Merger Agreement or abandonment of the mergers).

         6.3 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall not operate as an extension or waiver of, or estoppel with respect to, any subsequent failure of compliance or other failure. Any agreement on the part of a party hereto to any such extension or waiver shall be valid against such party if set forth in an instrument in writing signed by such party.

         6.4 Expiration of Representations and Warranties. All representations and warranties made pursuant to this Merger Agreement shall expire with, and be terminated and extinguished by, the mergers at the Closing Date.

         6.5 Notices. All notices and other communications to be given or made hereunder by any party shall be delivered by first class mail, or by personal delivery, postage or fees prepaid, (a) to Pioneer at 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, Attn: Mark L. Withrow, with a copy to Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attn: Michael D. Wortley, and (b) to the other parties at Pioneer Natural Resources USA, Inc., 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, Attn: Mark L. Withrow.

         6.6 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         6.7 Severability. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         6.8 Entire Agreement. This Merger Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         6.9 Remedies. Except as otherwise expressly provided herein, this Merger Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         6.10 Assignment. This Merger Agreement shall not be assigned by operation of law or otherwise without the consent of all parties hereto.

         6.11 No Implied Waiver. Except as expressly provided in this Merger Agreement, no course of dealing among the parties hereto and no delay by any of them in exercising any right, power or remedy conferred herein or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

         6.12 Governing Law. Except to the extent that TRLPA is mandatorily applicable, this Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters.

         6.13 Expenses. Except as otherwise provided herein, Pioneer shall pay all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby, whether or not the mergers are completed.

         6.14 Liquidation. The Partnerships, Pioneer and Pioneer USA intend and agree that the mergers shall be treated as a liquidation of the Partnerships into Pioneer USA pursuant to Section 332 of the Internal Revenue Code of 1986, as amended, and shall make all declarations and filings necessary to accomplish such intent and liquidation.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Merger Agreement as of the date first written above.

                      PIONEER NATURAL RESOURCES COMPANY


                      By:  /s/ Mark L. Withrow
                         -----------------------------------------------------
                           Mark L. Withrow
                           Executive Vice President, General Counsel
                              and Secretary


                      PIONEER NATURAL RESOURCES USA, INC.


                      By:  /s/ Mark L. Withrow
                         -----------------------------------------------------
                           Mark L. Withrow
                           Executive Vice President, General Counsel
                              and Secretary


                      PARTNERSHIPS:

                      Parker & Parsley Employees Producing Properties 87-A, Ltd. Parker & Parsley Employees Producing Properties 87-B, Ltd. P&P Employees Producing Properties 88-A, L.P.
                      P&P Employees 89-A Conv., L.P.
                      P&P Employees 89-B Conv., L.P.
                      P&P Employees Private 89, L.P.
                      P&P Employees 90-A Conv., L.P.
                      P&P Employees 90-B Conv., L.P.
                      P&P Employees 90-C Conv., L.P.
                      P&P Employees Private 90, L.P.
                      P&P Employees 90 Spraberry Private Development, L.P.
                      P&P Employees 91-A Conv., L.P.
                      P&P Employees 91-B Conv., L.P.

                      By: Pioneer Natural Resources USA, Inc., as the sole general partner of each Partnership



                      By:  /s/ Mark L. Withrow
                         -----------------------------------------------------
                           Mark L. Withrow
                           Executive Vice President, General Counsel
                              and Secretary


                      By: Pioneer Natural Resources USA, Inc., as attorney-in-fact for the limited partners of each Partnership



                      By:  /s/ Mark L. Withrow
                         -----------------------------------------------------
                           Mark L. Withrow
                           Executive Vice President, General Counsel
                              and Secretary

                                    EXHIBIT A
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                          Summary Table - Merger Value

  This table contains the merger value assigned to (1) Pioneer USA's partnership interests, whether general or limited, in each partnership, (2) each partnership's limited partners, excluding Pioneer USA, and (3) each partnership as a whole.



                                                                           Merger Value
                                                           -----------------------------------------

                     Partnership                           Pioneer USA   Limited Partners    Total
                                                           -----------   ----------------   --------
Parker & Parsley Employees Producing Properties 87-A, Ltd.   $93,177          $76,236       $169,413
Parker & Parsley Employees Producing Properties 87-B, Ltd.    63,166           63,165        126,331
P&P Employees Producing Properties 88-A, L.P.                 70,772           70,772        141,544
P&P Employees 89-A Conv., L.P.                                40,631          185,099        225,730
P&P Employees 89-B Conv., L.P.                                40,436          184,205        224,641
P&P Employees Private 89, L.P.                                20,288           92,424        112,712
P&P Employees 90-A Conv., L.P.                                26,683          121,557        148,240
P&P Employees 90-B Conv., L.P.                               159,052          577,301        736,353
P&P Employees 90-C Conv., L.P.                                80,129          206,044        286,173
P&P Employees Private 90, L.P.                                29,378          143,431        172,809
P&P Employees 90 Spraberry Private Development, L.P.          14,316           69,895         84,211
P&P Employees 91-A Conv., L.P.                                98,336          116,606        214,942
P&P Employees 91-B Conv., L.P.                               111,073          131,710        242,783


               New York Mercantile Exchange (NYMEX) Futures Prices

         The following table shows the NYMEX futures price for oil and gas used in the calculation of the merger value for each partnership:


                  Date               Oil ($/Bbl)       Gas ($/Mcf)
           -------------------       -----------       -----------
             Oct.-Dec. 2000             30.37              4.67
                  2001                  27.34              3.96
                  2002                  24.46              3.43
                  2003                  22.68              3.09
                  2004                  21.59              2.97
           2005 and thereafter          20.97              2.92


         The merger value for each partnership was calculated using a 13.5% discount rate.